UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
March 8, 2018

On Deck Capital, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36779	42-1709682
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)
1400 Broadway, 25th Floor
New York, New York 10018
(Address of principal executive offices, including ZIP code)
(888) 269-4246
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Chief Financial Officer; Resignation of Chief Financial Officer

On March 11, 2018, the Board of Directors (“Board”) of the Company appointed Mr. Kenneth A. Brause to serve as Chief Financial Officer of the Company, effective March 26, 2018. Mr. Brause, 53, will succeed Howard Katzenberg, who will be leaving the Company April 13, 2018 to pursue other opportunities. Mr. Katzenberg will remain Chief Financial Officer until Mr. Brause’s appointment becomes effective, after which Mr. Katzenberg will serve as an advisor to the Company to facilitate the transition through his departure date. On March 8, 2018 the Company and Mr. Katzenberg mutually agreed to the transition.

Mr. Katzenberg will be entitled, if he provides the Company an effective and irrevocable separation agreement within 60 days of his departure under which he releases all claims he may have against the Company and affirms his obligations regarding Company confidential information (a “Separation Agreement”), to receive the following as consideration for his Separation Agreement: (i) continued payment of base salary for nine months, (ii) payment of the bonus for the year of termination (pro-rated based on time served), and (iii) paid COBRA benefits for nine months. The consideration would be paid pursuant to the terms of the Change in Control and Severance Agreement between Mr. Katzenberg and the Company, dated July 28, 2017, described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 1, 2017, the form of which was filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2017.

Mr. Brause joins the Company from CIT Group Inc., a financial holding company, where he held various leadership roles between 2007 and 2018. From January 2016 to March 2018, Mr. Brause served as Executive Vice President and Treasurer of CIT Group and CIT Bank, with responsibility for all areas of CIT’s Treasury function, including funding and liquidity, investments, balance sheet management and capital management. Prior to becoming Treasurer, he served as Chief Financial Officer for CIT Group’s North America Banking group from January 2014 to December 2015, with responsibility for overseeing all financial aspects of its Commercial Services, Corporate Finance, Equipment Finance, Factoring and Consumer Banking Activities. Mr. Brause also served as President of CIT Group’s Small Business Lending group from December 2012 to July 2014, managing its Small Business Administration lending activities, served as the CIT integration lead for its purchase of OneWest Bank, and was CIT’s head of Investor Relations from August 2007 to December 2013. Mr. Brause received his M.B.A. in Finance and Accounting from The University of Chicago Graduate School of Business (now known as the Booth School of Business) and his B.S. of Economics in Finance and Management from The Wharton School of the University of Pennsylvania.

Mr. Brause’s Compensation Arrangements

Pursuant to an Employment Offer Letter between the Company and Mr. Brause, dated as of March 5, 2018 (the “Offer Letter”), Mr. Brause will be entitled to receive as compensation (i) a base salary of $375,000; (ii) a signing bonus of $150,000, (iii) an annual bonus targeted at 80% of his base salary, subject to achievement of mutually agreed performance goals and paid semi-annually; (iv) an award of restricted stock units having a target value of approximately $500,000 that vests in equal annual installments over four years, stock options having a target value of approximately $500,000 that vest over four years with 25% vesting after one year and one thirty-sixth (1/36th) vesting monthly thereafter, and a restricted cash award in the amount of $500,000 that will vest over three years based on performance metrics to be determined by the Company’s compensation committee; and (v) other standard benefits provided to each of the Company’s executive officers.

Pursuant to the Offer Letter, Mr. Brause’s signing bonus will be paid in two equal installments on or about June 29, 2018 and February 28, 2019, subject to his forfeiture of any unpaid installment and obligation to repay any installment that has already been paid if his employment terminates within 18 months of his start date for cause or due to his voluntary resignation. If Mr. Brause is terminated without cause before the full signing bonus has been paid, he will receive the unpaid installment(s) of the signing bonus. For the 2018 fiscal year, Mr. Brause’s annual bonus will be paid at the target amount.

The Company and Mr. Brause also entered into a Change in Control and Severance Agreement, effective as of March 26, 2018, substantially in the Company’s standard form (the “CiC Agreement”).

The CiC Agreement remains in effect for an initial term of three years. At the end of the initial term, the CiC Agreement will automatically renew for an additional one-year period unless either party provides notice to the other party of nonrenewal within 90 days prior to the date of automatic renewal.

The CiC Agreement provides for, among other things, the following in the event of termination of employment without “cause” outside of the “change in control period” (as such terms are defined in the CiC Agreement), (i) continued payment of base salary for nine months, (ii) payment of the target bonus for the year of termination (pro-rated based on time served), (iii) if such termination occurs within 12 months after Mr. Brause becoming the Chief Financial Officer of the Company, accelerated vesting as to 25% of each of the stock option and RSU award described in his letter and as to 33% of the restricted cash award described in his offer letter, and (iv) paid COBRA benefits for nine months. The CiC Agreement provides for, among other things, the following in the event of termination of employment without “cause,” or a resignation for “good reason” (as defined in the CiC Agreement), in each case, during the “change in control period,” (i) lump-sum payment equal to 12 months of base salary, (ii) lump-sum payment equal to 100% of the target bonus, (iii) payment of the target bonus for the year of termination (pro-rated based on time served), (iv) paid COBRA benefits for 12 months and (v) accelerated vesting for all unvested equity awards.

For the purpose of the CiC Agreement, “change in control period” means generally the period beginning three months prior to, and ending 12 months following, a change in control.

In order to receive the severance benefits under the CiC Agreement described above, Mr. Brause is obligated to execute a release of claims against the Company, provided such release of claims becomes effective and irrevocable no later than 60 days following his termination date, and to continue to comply with the terms of applicable proprietary agreements and other post-employment restrictive covenants.

The summaries of the Offer Letter and CiC Agreement set forth above do not purport to be complete and are qualified in their entirety by reference to the full text of such documents. The Company will file the Offer Letter as an exhibit to its Quarterly Report on Form 10-Q for the quarter ending March 31, 2018. The Company previously filed its Form of Change in Control and Severance Agreement entered into with certain executive officers other than its Chief Executive Officer as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2017, which is incorporated herein by reference.

There is no arrangement or understanding between Mr. Brause and any other persons pursuant to which Mr. Brause was appointed as Chief Financial Officer. There are no family relationships between Mr. Brause and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K, nor are any such transactions currently proposed.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 12, 2018	On Deck Capital, Inc.

/s/ Cory R. Kampfer
Cory R. Kampfer Chief Legal Officer